Exhibit 99.1

Media Contact:	Investor Contact:
Matt Schroder	Thierry Denis
419-248-8987	419-248-5748

Owens Corning to Acquire Synthetic Roofing Underlayment Manufacturer

Transaction Reinforces Company’s Commitment to Roofing Components Growth

TOLEDO, Ohio – Feb. 24, 2016 – Owens Corning (NYSE: OC) today announced that it has signed an agreement to acquire InterWrap, a leading manufacturer of roofing underlayment and packaging materials, for US$450 million. The transaction, which is subject to regulatory clearance, is anticipated to close in the first half of 2016.

“The acquisition of InterWrap’s products, brands, and technology will significantly expand Owens Corning’s position in the Roofing Components segment,” said Brian Chambers, president of Owens Corning’s Roofing and Asphalt Business. “We have an excellent track record of growing our Roofing Components business. This transaction strengthens our capabilities to continue driving the conversion from organic to synthetic underlayments and accelerate our growth.

“InterWrap is a pioneer in the synthetic underlayment and packaging industries,” Chambers added. “Owens Corning has a proud history of innovating in building materials, and the addition of the InterWrap team will enhance our ability to expand into new applications and markets to create value for our customers.”

InterWrap operates facilities in the United States, Canada, India and China. They primarily produce synthetic roofing underlayment, including the Titanium® and RhinoRoof® brands, and lumber and metal packaging products, including the Duramet® and WeatherPro® brands. InterWrap reported 2015 sales of US$250 million.

“The InterWrap team should be extremely proud of what we have accomplished and the kind of company and culture we have built together,” said InterWrap CEO Eduardo Lozano. “This decision was made with the best interests of our employees and with our customers in mind. InterWrap and Owens Corning are organizations known for leading innovation and creating value in the markets they serve. I can assure our people and our customers that Owens Corning appreciates our history and will provide a very bright future.”

About Owens Corning

Owens Corning (NYSE: OC) develops, manufactures and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2015 sales of $5.4 billion and employs about 15,000 people in 25 countries. It has been a Fortune 500® company for 61 consecutive years. For more information, please visit www.owenscorning.com.

About InterWrap

InterWrap is a global leader in the manufacturing and distribution of extrusion coated woven solutions and diverse multilayer laminated reinforced plastic substrates. International manufacturing and distribution facilities located in North America, Europe, India and China, allow InterWrap the competitive advantage to deliver a coated woven solution better and faster anywhere in the world. For more information, please visit www.interwrap.com

###

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation, issues related to acquisitions and the achievement of expected synergies and cost reductions and/or productivity improvements and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of February 24, 2016, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws.

Copyright © 2016 Owens Corning